UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SPHERIX INCORPORATED
(Name of Registrant as Specified In Its Charter)

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7927 Jones Branch Drive, Suite 3125
Tysons Corner, VA 22102

To the Stockholders of Spherix Incorporated:

Spherix Incorporated, a Delaware corporation (the “Company”), is mailing to its stockholders this supplement (“the Supplement”) to its 2013 Proxy Statement in connection with the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”), originally filed with the Securities and Exchange Commission on December 20, 2013 (the “2013 Proxy Statement”). The Supplement corrects the reference to the number of shares required to constitute a quorum for the Annual Meeting and includes disclosure regarding additional conversion limitations related to the Series D Convertible Preferred Stock.

Except as described above, no other changes have been made to the 2013 Proxy Statement. This supplemental information should be read in conjunction with the 2013 Proxy Statement.

Who Is Entitled to Vote?

   Our Board has fixed the close of business on November 27, 2013 as the Record Date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  Each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) is entitled to one vote per share.  Each share of Series C Convertible Preferred Stock, par value $0.0001 per share, is convertible into one share of Common Stock (the “Series C Preferred Stock”) and holders of our Series C Preferred Stock are entitled to such number of votes as such shares of Series C Preferred Stock are convertible into, subject to applicable beneficial ownership limitations. Each share of Series D Convertible Preferred Stock, par value $0.0001 per share, is convertible into ten shares of Common Stock (the “Series D Preferred Stock”) and holders of Series D Preferred Stock are entitled to such number of votes as such shares of Series D Preferred Stock are convertible into, subject to applicable beneficial ownership limitations and conversion limitations.  Each share of the Company’s Series F-1 Convertible Preferred Stock (the “Series F-1 Preferred Stock” and, collectively with the Common Stock, Series C Preferred Stock, and Series D Preferred Stock, the “Voting Capital”) represents, on an “as converted basis,” 91% of one vote that may be voted on each proposal that may come before the Annual Meeting (subject to applicable beneficial ownership limitations of the Series F-1 Preferred Stock). On the Record Date, there were 2,644,395 shares of Common Stock outstanding, one share of Series C Preferred Stock outstanding convertible into one share of Common Stock, 1,363,097 shares of Series D Preferred Stock outstanding convertible into 13,630,970 shares of Common Stock and 304,250 shares of Series F-1 Preferred Stock outstanding convertible into 304,250 shares of Common Stock.  The voting power of our outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series F-1 Preferred Stock represents, in the aggregate, 773,354 votes taking into account applicable beneficial ownership and conversion limitations.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy.  Thus, holders of the Voting Capital representing at least 1,708,875 votes must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting.  If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

Dated: January 8, 2014	BY ORDER OF THE BOARD OF DIRECTORS /s/ Robert J. Vander Zanden Robert J. Vander Zanden Chairman of the Board